Exhibit 5.1

767 Fifth Avenue New York, NY 10153-0119 +1 212 310 8000 tel +1 212 310 8007 fax

February 11, 2026

Johnson & Johnson

One Johnson & Johnson Plaza

New Brunswick, New Jersey 08933

Ladies and Gentlemen:

We have acted as counsel to Johnson & Johnson, a New Jersey corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer, issuance and/or sale from time to time of an indeterminate amount of unsecured debt securities (the “Debt Securities”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement; (ii) the prospectus contained within the Registration Statement (the “Prospectus”); (iii) the Indenture, dated as of September 15, 1987 (the “Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company, which succeeded Harris Trust and Savings Bank), as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of September 1, 1990, by and between the Company and the Trustee and the Second Supplemental Indenture, dated as of November 9, 2017, by and between the Company and the Trustee; (iv) the form of Fixed Rate Note and form of Floating Rate Note included in the Indenture; and (v) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. We have also assumed (i) the valid existence of the Company and (ii) that each of the Company and the Trustee has the requisite organizational power and authority to enter into and perform its obligations, as applicable, under the Indenture and the Debt Securities.

Assuming, (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Debt Securities are offered or issued as contemplated by the Registration Statement; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities offered thereby and will at all relevant times comply with all applicable

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laws; (iii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference; (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Debt Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto; (v) all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the appropriate prospectus supplement and the applicable definitive purchase, underwriting or similar agreement; (vi) any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority will have been issued; (vii) the issuance of any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority; (viii) the Indenture, including any applicable supplemental indentures thereto, will have been qualified under the Trust Indenture Act of 1939, as amended; (ix) the issuance (including the execution, delivery and performance thereof) and the terms of the Debt Securities and the terms of the offering and sale thereof will have been duly authorized; (x) the terms of the Debt Securities and their issuance and sale will have been duly established in conformity with the Indenture and any applicable supplemental indenture thereto and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (xi) the Debt Securities will have been duly executed and authenticated in accordance with the Indenture and any applicable supplemental indenture and issued and sold as contemplated in the Registration Statement or any applicable underwriting or purchase agreement relating thereto; and (xii) the Company will have received the consideration therefor, then such Debt Securities will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

The opinion expressed herein is limited to the laws of the State of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus, which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP